UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 12, 2003

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Signatures
Press Release

Item 9. Regulation FD Disclosure

Southern Community Financial Corporation (Nasdaq: SCMF for the common stock, SCMFP for the convertible trust preferred securities and SCMFO for the trust preferred securities) the holding company for Southern Community Bank and Trust announced today that Scott Bauer, Chairman and Chief Executive Officer of Southern Community Financial Corporation and other financial leaders will be participating in the 2003 Financial Institutions Investor Conference sponsored by Ryan, Beck & Co.

The 2003 Financial Institutions Investor Conference will be held in New York on Wednesday, November 19, 2003. Southern Community will present from 9:20 AM to 9:40 AM. To attend the conference by telephone, call (800) 441-0022 and refer to the Ryan Beck conference. The conference line is for listen only. A copy of the day’s agenda is available on Southern Community’s website at www.smallenoughtocare.com under Investor Relations

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

     Exhibit 99: Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb Executive Vice President and Chief Financial Officer

Date:	November 12, 2003